UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DB1/62647539.2

Item 1.01

Entry into a Material Definitive Agreement

On February 27, 2009, Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Companies”), and certain of the Companies’ subsidiaries (the “Subsidiaries” and, together with the Companies, the “Borrowers”), entered into a Fourth Loan Modification Agreement and allonge (the “Allonge” and, together with the Fourth Loan Modification Agreement, the “Fourth Modified Loan Agreement”) with Manufacturers and Traders Trust Company (the “Bank”).

The Fourth Modified Loan Agreement amends the original Loan Agreement and the Amended and Restated Construction and Site Development Line of Credit Mortgage Note entered into by the Borrowers and the Bank on April 20, 2006 (as amended and modified from time to time, the “Original Loan Agreement”).  Under the terms of the Original Loan Agreement, the Bank had extended to the Borrowers an available line of credit in an aggregate principal amount of up to $25,000,000 (the “Loan”), with a construction line of credit sub-loan (“Construction Sub Loan”) in an aggregate principal amount of $7,900,000, to fund the completion of construction of units in the Companies’ land development projects and a site development sub-loan (“Site Development Sub Loan”) in an aggregate principal amount of $11,000,000 to fund the completion of the infrastructure improvements to the Companies’ land development projects.

Under the terms of the Fourth Modified Loan Agreement, the Bank decreased the Borrowers’ available line of credit by an aggregate of $5,000,000, to a maximum principal amount of $20,000,000, and amended the interest on the balance of the Loan to the greater of the overnight LIBOR plus 3.5% or the daily 30-day LIBOR rate plus 3.5%, establishing the minimum interest rate at 5.5%.

Also under the terms of the Fourth Modified Loan Agreement, the Site Development Sub Loan of $11,000,000 was decreased to $6,000,000 and the Borrowers agreed to establish an interest reserve account in the amount of $690,000 as security for the payment of interest on the Loan.  In addition, the Fourth Modified Loan Agreement stipulates that any advances under the Site Development Sub Loan or the Construction Sub Loan require written approval by the Bank’s Regional President.

Except as otherwise set forth in the Fourth Modified Loan Agreement, all of the terms and conditions contained in the Original Loan Agreement remain in full force and effect.

The foregoing is only a summary of the Fourth Modified Loan Agreement.  You are urged to read the Fourth Modified Loan Agreement in its entirety for a more complete description of the terms and conditions.  A copy of the Fourth Modified Loan Agreement is attached hereto as Exhibit 10.1.

The Companies previously filed Forms 8-K reporting the entry into, and modification of, the Original Loan Agreement on April 25, 2006, June 21, 2007 and September 22, 2008.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Fourth Modified Loan Agreement and the terms and conditions contained therein as described in “Item 1.01. Entry into a Material Definitive Agreement” of this Report is incorporated into this Item 2.03 by reference.

DB1/62647539.2

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1

Fourth Loan Modification Agreement, dated February 27, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

DB1/62647539.2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: March 3, 2009	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

DB1/62647539.2

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fourth Loan Modification Agreement, dated February 27, 2009, between Big Boulder Corporation, Blue Ridge Real Estate Company, BBC Holdings, Inc., BRRE Holdings, Inc., Northeast Land Co., Lake Mountain Company, Jack Frost Mountain Company, Boulder Creek Resort Company, Moseywood Construction Company and Jack Frost National Golf Course, Inc. and Manufacturers and Traders Trust Company.

DB1/62647539.2